UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

July 31, 2007

EXTREME NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-25711	77-0430270
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3585 Monroe Street

Santa Clara, California 95051

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(408) 579-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2008 Executive Incentive Plan

On July 31, 2007, the Board of Directors (the “Board”) of Extreme Networks, Inc. (“Extreme”), in consultation with the Compensation Committee of the Board (the “Compensation Committee”), approved the terms of Extreme’s Fiscal 2008 Executive Incentive Bonus Plan (the “2008 Bonus Plan”). The 2008 Bonus Plan provides for the payment of cash bonuses based upon Extreme’s operating profit and revenue objectives and individual and team performance objectives.

Under the 2008 Bonus Plan, the actual bonus of any officer will be equal to such officer’s Adjusted Corporate Target Bonus Percentage (as defined below), multiplied by such officer’s Individual Bonus Percentage (as defined below), multiplied by such officer’s base salary. Notwithstanding the foregoing, the actual bonus of the Senior Vice President of Worldwide Sales (the “SVP Sales”) will be equal to the SVP Sales’ Adjusted Corporate Target Bonus Percentage, multiplied by $75,000. The SVP Sales also is eligible to receive a commission-based cash bonus, which is separate from and not included in the 2008 Bonus Plan. The “Baseline Corporate Target Bonus Percentage” is based upon Extreme’s achievement of fiscal 2008 operating profit objectives (after deducting all amounts payable under the 2008 Bonus Plan) and Extreme’s fiscal 2008 revenue objectives, and may range from 0% (if minimum results are not achieved), to a maximum of 200% (if results exceed objectives). The Baseline Corporate Target Bonus Percentage does not vary based upon the officer’s position and responsibilities, and the same Baseline Corporate Target Bonus Percentage is applicable to all officers (including the SVP Sales), subject to the adjustments set forth below. The “Adjusted Corporate Target Bonus Percentage” for each officer is equal to the Baseline Corporate Target Bonus Percentage, adjusted based on the contributions to the achievement of Extreme’s strategic goals for fiscal 2008 by such individual officer and the particular team(s) with which such officer provides services to Extreme, as determined by the Board or the Compensation Committee; provided, however, that in no event will the Adjusted Corporate Target Bonus Percentage of any officer be more than 25 percentage points above, nor less than 25 percentage points below, the Baseline Corporate Target Bonus Percentage. The “Individual Bonus Target Percentage” for each officer varies based upon the officer’s position and responsibilities. The Individual Bonus Target Percentage for each officer under the 2008 Bonus Plan (except the SVP Sales) is as follows:

Name and Title	Individual Bonus Percentage
Mark Canepa, President and Chief Executive Officer	70%

Karen Rogge, Senior Vice President, Chief Financial Officer	60%

Frank Blohm, Elwood M. Gray, Alexander J. Gray, Douglas A. Murray, Suresh K. Gopalakrishnan, Mike Seaton, Alicia J. Moore, Rebecca M. Guerra, and Paul Andrew Hooper	40%

All Other Officers (other than regional sales vice presidents)	30%

The 2008 Executive Incentive Bonus Plan, adopted and effective as of July 31, 2007, is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by this reference. The preceding discussion of the 2008 Bonus Plan is qualified by reference to the 2008 Bonus Plan attached as Exhibit 99.1 to this Current Report on Form 8-K.

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Option Grants

In addition, the Board granted the following one-time options to acquire shares of Extreme’s Common Stock:

Name of Optionee and Current Title	Number of Shares Subject to Option
Gordon Stitt, Chairman of the Board of Directors	400,000
Karen Rogge, Senior Vice President and Chief Financial Officer	450,000
Helmut Wilke, Senior Vice President of Worldwide Sales	500,000

The options granted to Ms. Rogge and Mr. Wilke were in satisfaction of their offer letters, Ms. Rogge’s which was previously disclosed. Each such option had an exercise price of $3.74 per share, the closing price of Extreme’s Common Stock on August 3, 2007, the second trading day after Extreme released its earnings results. Such options were made pursuant to a form of option agreement under Extreme’s 2005 Equity Incentive Plan (with Mr. Stitt’s option pursuant to a form of option agreement for directors). One-fourth (1/4) of the shares subject to Mr. Stitt’s option vested as of August 3, 2007, and the remaining shares subject to such option will vest monthly over the following three years, at a rate of 1/48th of the entire option each month. One-fourth (1/4) of the shares subject to Ms. Rogge’s and Mr. Wilke’s options will vest as of April 2, 2008, and the remaining shares subject to such option will vest monthly over the following three years, at a rate of 1/48th of the entire option each month. All vesting and rights to exercise such option would be subject to each optionee’s respective continuous service to Extreme (with Mr. Stitt’s vesting subject to his continuous service as a director on Extreme’s Board).

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Extreme Networks, Inc. Fiscal 2008 Executive Incentive Bonus Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 6, 2007

EXTREME NETWORKS, INC.

By:	/s/ Karen M. Rogge
Karen M. Rogge
Senior Vice President and Chief Financial Officer

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